                                                                EXHIBIT 23


                       CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-80934, 2-83724, 33-3722, 33-12324, 33-13389,
33-18911, 33-26317, 33-38267, 33-43927, 33-55587 and 33-64221 and Form S-3
Nos. 33-32419, 33-37889, 33-41008, 33-55047 and 33-63049) and related
Prospectuses, of Transamerica Corporation of our report dated February 14, 1996 with respect to the consolidated financial statements and schedules of Transamerica Corporation included or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1995.




                                                          Ernst & Young LLP

San Francisco, California
March 25, 1996